EXHIBIT 32.1

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) or Section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Advanced Growing Systems, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Form 10-QSB/A for the fiscal quarter ended June 30, 2007 (the “Form 10-QSB/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operation of the Company as of, and for, the periods presented in the Form 10-QSB/A.

Date: February 29, 2008	By	/s/ Chris J. Nichols
Chris J. Nichols, President and
Principal Executive Officer of Advanced Growing Systems, Inc.

The foregoing certification is being furnished as an exhibit to the Form 10-QSB/A pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accordingly, is not being filed as part of the Form 10-QSB/A for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.